MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
www.ellisfoster.com
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CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTING FIRM



We hereby consent to the use of our report dated October 1, 2004, with respect to the financial statements, for the year ended May 31, 2004, included in the filing of the Registration Statement (Form SB-2), dated March 29, 2005, of PortalToChina.com, Inc.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.



                                              "MOORE STEPHENS ELLIS FOSTER LTD."
Vancouver,  British  Columbia                       Chartered  Accountants
Canada
March 29, 2005





EF   A partnership of incorporated professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
     - members in principal cities throughout the world